Exhibit 3.143

CERTIFICATE OF FORMATION

of

FIRST DATA SOLUTIONS L.L.C.

This Certificate of Formation of First Data Solutions L.L.C. (the “L.L.C.”), dated March 25, 1999 is being duly executed and filed by Thomas A. Rossi, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. § 18-101 et seq.) (the “L.L.C.” Act”).

FIRST.                   The name of the limited liability company formed hereby is First Data Solutions L.L.C.

SECOND.              The address of the registered office of the L.L.C. in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is Corporation Service Company.

THIRD.                  The L.L.C.’s existence will be perpetual.

FOURTH.              The business purpose of the L.L.C. is any purpose permitted pursuant to the L.L.C. Act.

FIFTH.                   The initial member of the L.L.C. is First Data Integrated Services Inc., a Delaware corporation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Thomas A. Rossi
Thomas A. Rossi
Authorized Person